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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 26, 2001

                                     0-27352
                            (Commission File Number)


                                 HYBRIDON, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                         04-3072298
(State or Other Jurisdiction of                          (I.R.S. Employer
        Incorporation)                                  Identification No.)

                345 Vassar Street, Cambridge, Massachusetts 02139
                    (Address of Principal Executive Offices)

                                 (617) 679-5500
              (Registrant's Telephone Number, Including Area Code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 26, 2001, Hybridon, Inc. (the "Company") closed the sale of 2,350,000 common shares of the Company's holding of MethylGene Inc., a Canadian pharmaceutical research company ("MethylGene"), to Paul Capital Partners VI, L.P. and PCP Associates, L.P., both affiliates of Paul Capital Partners, an investment fund company specializing in secondary acquisitions, located in San Francisco, California ("Paul Capital"). As a result of arms-length negotiations between Paul Capital and the Company, Paul Capital paid $1.81 per share, for an aggregate sale price of approximately $4.3 million.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                HYBRIDON, INC.

                                By:          /s/ Sudhir Agrawal
                                    --------------------------------------------
                                    Name:  Sudhir Agrawal
                                    Title: President and Chief Executive Officer

                                    Date:  May 9, 2001